UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lone Star Technologies, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 11, 2007, Lone Star Technologies, Inc. disclosed the following information in a Form 8 K filed with the Securities and Exchange Commission:

On June 11, 2007, in connection with the previously announced merger pursuant to which Lone Star Technologies, Inc. (“Lone Star”) has agreed to be acquired by United States Steel Corporation for a cash consideration of $67.50 per share (the “Merger Consideration”), Lone Star sent a memorandum to each of its directors and employees describing the procedure by which each such director and employee would receive payment of the Merger Consideration with respect to any shares of Lone Star stock such individual personally owned, or were held for an employee in the Employee Stock Purchase Plan, at the effective time of the merger. The memorandum is attached hereto.

IMPORTANT INFORMATION

In connection with the proposed merger, Lone Star has filed a definitive proxy statement and related materials concerning the transaction with the U.S. Securities and Exchange Commission, or SEC. THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND SHAREHOLDERS ARE URGED TO READ THEM CAREFULLY.  Lone Star is in the process of mailing the definitive proxy statement and other related materials to its shareholders.  The definitive proxy statement and related materials are available for free (along with any other documents and reports filed by Lone Star with the SEC) at the SEC’s website, http://www.sec.gov, and at Lone Star’s website, http://www.lonestartech.com.

Participant Information

Lone Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lone Star shareholders in connection with the proposed merger. Certain information regarding the participants and their interests in the solicitation is set forth in the proxy statement for Lone Star’s 2007 annual meeting of shareholders filed with the SEC on March 15, 2007 and a Form 10-K filed by Lone Star with the SEC on February 28, 2007, both of which are available free of charge from the SEC and Lone Star at their websites as indicated above.  Information regarding the interests of these persons in the solicitation is more specifically set forth in the definitive proxy statement concerning the proposed merger that has been filed by Lone Star with the SEC and which is available free of charge from the SEC and Lone Star at their websites, as indicated above.

MEMORANDUM

TO:	Directors and Employees of Lone Star Technologies, Inc. and its Operating Companies
FROM:	Rhys J. Best, Chairman and Chief Executive Officer
DATE:	June 11, 2007
RE:	Payment of Merger Consideration for Your Stock

The merger by which Lone Star Technologies, Inc. will be acquired by United States Steel Corporation is expected to occur on June 14, 2007.  Some of you have inquired as to the procedure you should follow to receive payment of the $67.50 per share Merger Consideration with respect to any shares of Lone Star stock you personally own.

After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your stock certificates for the Merger Consideration.  If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares after completion of the merger in exchange for the Merger Consideration.  If you have shares in Lone Star’s Employee Stock Purchase Plan, the administrator of that Plan has informed us that it will exchange your shares for the Merger Consideration and mail you a check when it receives payment from U.S. Steel.

If you have any questions, please call Robert F. Spears at 972/770-6419.